UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2005
Date of Report (Date of earliest event reported)

DIGITAL ECOSYSTEMS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51152	98-0431245
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1313 East Maple Street, Suite 223
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

(360) 685-4200
Registrant's telephone number, including area code

#1500 – 701 West Georgia Street
Vancouver, British Columbia, CanadaV7Y 1C6
(604) 681-7039
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Business Consultant Agreement

Digital Ecosystems Corp. (the “Company”) entered into a consulting agreement with Beneficial Designs, Inc. (“BDI”) dated October 1, 2005 (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, BDI agreed to provide the Company with marketing and investor relations services in consideration of which the Company agreed to pay $10,000 per month to BDI. The Company further agreed to reimburse BDI for all disbursements reasonably incurred by BDI for the purpose of providing the consulting services to the Company. The Consulting Agreement commences October 1, 2005 and terminates on October 31, 2006. The Consulting Agreement may be terminated by either party on 30 days written notice with the exception that during the first 90 day probationary period of the Consulting Agreement the Company may at its option terminate the Consulting Agreement.

Marketing Agreement

The Company entered into a Marketing Management Services Contract (the “Marketing Agreement”) with Chorus Marketing (“Chorus”) dated October 15, 2005. Pursuant to the Marketing Agreement, the Company agreed to pay Chorus $5,000 per month in consideration of which Chorus agreed to act as the Company’s representative and oversee the coordination of marketing initiatives on the Company’s behalf including: brand identity, website design and development, investor information packages, copywriting, editing and proofing and news release dissemination services. The Company further agreed to pay a 1.5% late charge per month on any invoices from Chorus which remain unpaid within fifteen days of the invoice date. The Marketing Agreement is for a term of one year and expires on October 16, 2006.

The summary of the foregoing is qualified in its entirety by reference to the text of the Consulting Agreement and Marketing Agreement, which are included as exhibit 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

	10.1	Business Consultant Agreement between Beneficial Designs, Inc. and Digital Ecosystems Corp. dated October 1, 2005.

	10.2	Marketing Management Services Contract between Digital Ecosystems Corp. and Chorus Marketing dated October 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ECOSYSTEMS CORP.

Date: October 28, 2005	By:	/s/ Gregory Leigh Lyons

	Title:	GREGORY LEIGH LYONS
President, Chief Executive Officer,
and Director